UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Mutual Federal Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Federal (State of Incorporation or Organization)	33-1135091 (I.R.S. Employer Identification No.)

2212 West Cermak Road
Chicago, Illinois 60608
(Address of Principal Executive Offices, including Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-129835

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Not applicable.	Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common stock to be registered hereunder is contained under the headings “Description of Capital Stock of Mutual Federal Bancorp, Inc.,” “Our Policy Regarding Dividends” and “Market for our Common Stock” in the prospectus included in the Registrant’s Registration Statement on Form SB-2, as amended (File No. 333-129835), filed under the Securities Act of 1933, as amended, and is incorporated herein by reference.

Item 2.  Exhibits.

1.1	Charter of Mutual Federal Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form SB-2, File No. 333-129835).

1.2	Bylaws of Mutual Federal Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form SB-2, File No. 333-129835).

1.3	Specimen Common Stock Certificate of Mutual Federal Bancorp, Inc. (incorporated herein by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form SB-2, File No. 333-129835).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 3, 2006
MUTUAL FEDERAL BANCORP, INC.

	By:	/s/ Stephen M. Oksas
Stephen M. Oksas
President and Chief Executive Officer

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